Solar Senior Capital Ltd. Announces Monthly Distribution of $0.1175 per Share for June 2016

NEW YORK, NY -- (Marketwired - June 07, 2016) - Solar Senior Capital Ltd. (the "Company") (NASDAQ: SUNS) today declared a distribution of $0.1175 per share for the month of June 2016. The distribution is payable on July 1, 2016 to stockholders of record as of June 23, 2016. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year.

ABOUT SOLAR SENIOR CAPITAL LTD.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans including first lien and second lien debt instruments.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact:
Solar Senior Capital Ltd.
Investor Relations
646-308-8770